Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT

This Amendment (the “Amendment”) to the Consulting Agreement by and between Ikanos Communications, Inc. (the “Company”) and Texan Ventures (“Consultant”), effective as of March 30, 2006 (the “Consulting Agreement”), is made effective as of November 17, 2006, by and between the Company and Consultant.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the same meaning as in the Consulting Agreement.

WHEREAS, Consultant and the Company entered into the Consulting Agreement; and

WHEREAS, Consultant and the Company hereby desire to amend the Consulting Agreement to provide for adjustments in the compensation to be paid pursuant to the Consulting Agreement as a result of a change in the types of Services to be provided to the Company and the additional amount of time Consultant will spend providing such Services.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this Amendment, the Company and Consultant agree to amend the Consulting Agreement as follows:

1.             Compensation.  Section 3.A. of Exhibit A to the Consulting Agreement is hereby revised to provide that the Company will compensate Consultant at the rate of $18,000.00 per month retroactive to October 24, as long as G. Venkatesh continues to provide Services on behalf of the Consultant and serves as the Company’s Executive Chairman of the Board of Directors.

In addition, G. Venkatesh, in his person capacity, will be granted a stock option to purchase 125,000 shares of the Company’s Common Stock at an exercise price per share equal to the fair market value per share of such Common Stock on the date of grant with the Vesting Commencement Date to being on October 24, 2006 (the “Option”).  1/9th of the shares subject to the Option shall vest on the one (1) month anniversary of the Vesting Commencement Date, and 1/9th of the shares subject to the options shall vest each month thereafter on the anniversary of the Vesting Commencement Date thereafter, subject to the optionee contiuning to be the Executive Chairman of the Board throughout each such date.  The Option will have such other terms and conditions as the Company may determine and will otherwise be subject to the terms, definitions and provisions of the Company’s 2004 Equity Incentive Plan and the stock option agreement by and between Mr. Venkatesh and the Company, both of which documents are incorporated herein by reference.  Consultant hereby consents to the granting of the Option directly to Mr. Venkatesh and agrees and acknowledges that the Company nor any of its officers, managers, supervisors, agents, employees or affiliates has any liability whatsoever to Consultant as a result of the Company granting the Option to Mr. Venkatesh and is not entitled to any compensation, payment or other rights other than as set forth in the Consulting Agreement, as amended hereby.

2.             Consulting Agreement.  To the extent not expressly amended hereby, the Consulting Agreement shall remain in full force and effect.

3.             Entire Agreement.  This Amendment, taken together with the Consulting Agreement, represents the entire agreement of the parties and will supersede any and all previous contracts, arrangements or understandings between the parties with respect to subject matter herein.  This Amendment may be amended at any time only by mutual written agreement of the parties hereto.

4.             Counterparts.  This Amendment may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.  Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party will constitute a valid and binding execution and delivery of the Amendment by such party.  Such facsimile copies will constitute enforceable original documents.

5.             Headings.  All captions and section headings used in this Second Amendment are for convenient reference only and do not form a part of this Amendment.

6.             Governing Law.  This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

IN WITNESS WHEREOF, this amendment has been entered into as of the date first set forth above.

IKANOS COMMUNICATIONS, INC.		TEXAN VENTURES

By:	/s/ Daniel K. Atler	By:	/s/ G. Venkatesh
Name:	Daniel K. Atler	Name:	G. Venkatesh
Title:	Interim Chief Executive Officer	Title:	Managing Member